SCHEDULE A

As of March 27, 2025

Series	Effective Date
Columbia Funds Series Trust I
Multi-Manager Directional Alternative Strategies Fund	August 17, 2016
Multi-Manager International Equity Strategies Fund	March 7, 2018
Multi-Manager Large Cap Growth Strategies Fund	March 27, 2025
Multisector Bond SMA Completion Portfolio	August 7, 2019
Overseas SMA Completion Portfolio	August 7, 2019

Columbia Funds Variable Insurance Trust
Variable Portfolio – Managed Risk Fund	August 16, 2017
Variable Portfolio – Managed Risk U.S. Fund	August 16, 2017
Variable Portfolio – U.S. Flexible Growth Fund	October 25, 2016
Variable Portfolio – U.S. Flexible Moderate Growth Fund	October 25, 2016
Variable Portfolio – U.S. Flexible Conservative Growth Fund	October 25, 2016

A-1

SCHEDULE B

Fee Schedule

As of March 27, 2025

For the following funds, the asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Multisector Bond SMA Completion Portfolio Overseas SMA Completion Portfolio	August 7, 2019	All	0.00%

Variable Portfolio – U.S. Flexible Growth Fund

Variable Portfolio – U.S. Flexible Moderate Growth Fund

Variable Portfolio – U.S. Flexible Conservative Growth Fund

Variable Portfolio – Managed Risk Fund

Variable Portfolio – Managed Risk U.S. Fund

	October 25, 2016 August 16, 2017

Category 1

Assets invested in affiliated underlying funds (including ETFs and closed-end funds) that pay a management fee (or advisory fee, as applicable) to the Investment Manager

Category 2

Assets invested in securities (other than affiliated underlying funds (including ETFs and closed end funds)) that pay a management fee (or advisory fee, as applicable) to the Investment Manager), including other funds advised by the Investment Manager that do not pay a management fee, third party funds, derivatives and individual securities

$0 - $500

>$500 - $1,000

>$1,000 - $1,500

>$1,500 - $3,000

>$3,000 - $6,000

>$6,000 - $12,000

>$12,000

			0.02% 0.720% 0.670% 0.620% 0.570% 0.550% 0.530% 0.520%

Multi-Manager Directional Alternative Strategies Fund	August 17, 2016	All	1.60%

Fund	Schedule B Effective Date	Net Assets (millions)	Annual rate at each asset level “Asset Charge”
Multi-Manager International Equity Strategies Fund	March 7, 2018	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.870% 0.820% 0.770% 0.720% 0.700% 0.680% 0.670%

Multi-Manager Large Cap Growth Strategies Fund	March 27, 2025	$0 - $500 >$500 - $1,000 >$1,000 - $1,500 >$1,500 - $3,000 >$3,000 - $6,000 >$6,000 - $12,000 >$12,000	0.770% 0.720% 0.670% 0.620% 0.600% 0.580% 0.570%

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of March 27, 2025.

COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Daniel J. Beckman
Name:	Daniel J. Beckman
Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Senior Vice President and North America Head of Operations & Investor Services